UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 13, 2026

H2O America
(Exact name of registrant as specified in its charter)

Delaware	001-8966	77-0066628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 West Taylor Street,	San Jose,	CA	95110
(Address of principal executive offices)			(Zip Code)
(408) 279-7800
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	HTO	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

    Emerging growth company ☐

    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.
On May 13, 2026, the Company held its 2026 stockholders' meeting. The following proposals were approved by the stockholders at the meeting: (i) the election of the nine nominees listed in the Company's 2026 proxy statement to serve on the Board, (ii) the compensation of named executive officers as disclosed in the proxy statement, on an advisory basis, and (iii) the ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2026, each by the votes set forth below:

Proposal 1: Election of Directors

Name of Director	For	Against	Abstain	Broker Non-Votes
Carl Guardino	34,314,990	1,092,889	70,936	3,289,848
Mary Ann Hanley	34,240,746	1,200,874	37,195	3,289,848
Heather Hunt	34,965,025	469,384	44,406	3,289,848
Rebecca A. Klein	35,123,504	318,135	37,176	3,289,848
Denise L. Kruger	34,670,194	769,500	39,121	3,289,848
Daniel B. More	34,998,522	412,814	67,479	3,289,848
Nick O. Rowe	34,665,232	775,649	37,934	3,289,848
Carol P. Wallace	35,280,879	159,551	38,385	3,289,848
Andrew F. Walters	34,807,444	604,468	66,903	3,289,848

Proposal 2: Approval, on an advisory basis, of the compensation of named executive officers as disclosed in the proxy statement:

For	Against	Abstain	Broker Non-Votes
34,474,021	908,548	96,246	3,289,848

Proposal 3: Ratification of appointment of Independent Registered Public Accounting Firm:

For	Against	Abstain	Broker Non-Votes
38,440,303	267,952	60,408	0

Item 9:01.	Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description of Documents
104	Cover Page Interactive Data File - the cover page XBRL tabs are embedded within Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

H2O AMERICA

Dated: May 18, 2026	/s/ Marisa Joss
Marisa Joss, Vice President, Corporate & Securities and Corporate Secretary